UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary proxy statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

SOTHEBY’S
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by Sotheby’s (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on March 24, 2014 (the “Original Filing”) solely amends disclosure provided in the first paragraph of the response to the question “Who pays for the Company’s solicitation of proxies?” as set forth on pages 7 and 8 of the Original Filing to provide updated disclosure on the Company’s estimates for the total amount to be spent by the Company in connection with the solicitation of security holders, based on the Company’s current expectations and reflecting events that have transpired since the Original Filing.

AMENDMENT TO PROXY STATEMENT

The disclosure provided in the first paragraph of the response to the question “Who pays for the Company’s solicitation of proxies?” as set forth on pages 7 and 8 of the Original Filing, is amended and restated in its entirety to read as follows:

“The Company is paying the costs of preparing, assembling, printing, mailing and distributing these proxy materials, as well as the costs of this proxy solicitation on behalf of your Board. The Company will provide copies of these proxy materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners.  After the proxy solicitation materials become available to stockholders, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Company has retained Morrow & Co., LLC (“Morrow & Co.”) for an approximate fee of up to $1,000,000 plus expense reimbursement to assist in proxy solicitation activities.  Morrow & Co. expects that approximately 60 of its employees will assist in the solicitation.  In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.  The total amount estimated to be spent for, in furtherance of, in connection with or incidental to the Company’s proxy solicitations related to the Annual Meeting is estimated to total between approximately $10,000,000 and $13,000,000, approximately $9,000,000 of which has been incurred to date.  Costs represented by the amounts normally expended for a solicitation for an election of directors in the absence of a contest have not been excluded from these estimates.  Costs represented by salaries and wages of regular employees and officers have been excluded from these estimates.”